                                                                   EXHIBIT 10.14

                             AMENDED AND RESTATED
                           EXECUTIVE STOCK AGREEMENT
                           -------------------------

          THIS AMENDED AND RESTATED EXECUTIVE STOCK AGREEMENT (the "Agreement") is made as of November 24, 1997, between Corinthian Schools, Inc., a Delaware
              -----------------
corporation (the "Company"), and Dennis L. Devereux ("Executive").

          The Company and Executive desire to amend and restate the agreement, dated June 30, 1995, as amended pursuant to the First Amendment to Executive Stock Agreement, dated October 17, 1996 (the "Original Executive Stock
                                              ------------------------
Agreement"), pursuant to which Executive purchased, and the Company sold, 10,000
---------
shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"), and 2,500 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common" and, together with the Class A Common, the "Common Stock"). All of such shares of Common Stock and all shares of Common Stock hereafter acquired by Executive are referred to herein as "Executive Stock". Certain definitions are set forth in paragraph 11 of this Agreement. Executive paid a portion of such purchase price by delivering to the Company for cancellation shares of common stock purchased by Executive prior to the Original Executive Stock Agreement (the "Old Common"), and with respect to which Executive has made additional capital contributions, the total amount previously paid being $20,000.

          Certain provisions of this Agreement are intended for the benefit of, and shall be enforceable by, the Investors and the other persons who are entering into similar agreements ("Executive Stock Agreements") with the Company as of the date hereof (Executive and such persons are collectively referred to as "Executives").

          The parties hereto agree to amend and restate the Original Executive Stock Agreement as follows:

          1.   Purchase and Sale of Executive Stock.
               ------------------------------------

          (a) Upon execution of this Agreement, Executive shall purchase, and the Company shall sell, 10,000 shares of Class A Common at a price of $10.00 per share and 2,500 shares of Class B Common at a price of $10.00 per share. The Company shall deliver to Executive a copy of the certificates representing such shares of Common Stock, and Executive shall deliver to the Company a cashier's or certified check or wire transfer of funds in the aggregate amount of $80,025.00, a promissory note in the form of Annex A attached hereto in an
                                             -------
aggregate principal amount of $24,975 (the "Executive Note") and the certificates for the Old Common. Executive's obligations under the Executive Note shall be secured by a pledge of all of the shares of Class B Common to the Company, and in connection therewith, Executive shall enter into a pledge agreement in the form of Annex B attached hereto.
                         -------

          (b) The Company shall hold each certificate representing Executive Stock until such time as the Executive Stock represented by such certificate is released from the pledge to the Company, if any, and is fully vested hereunder.

          (c) Within 30 days after Executive purchases any Executive Stock from the Company, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder and the equivalent election with the State of California.

          (d) In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

               (i) The Executive Stock to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

               (ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

               (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

               (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as he has requested. Executive has reviewed, or has had an opportunity to review, a copy of the Asset Purchase Agreement (the "Asset Purchase Agreement") between the Company, National Education Centers, Inc. ("Seller") and National Education Corporation pursuant to which the Company is acquiring certain of the assets of Seller, and Executive is familiar with the transactions contemplated thereby. Executive has also reviewed, or has had an opportunity to review, the following documents: (A) the Company's Certificate of Incorporation and Bylaws; (B) the agreements, notes and related documents with Company's lenders and equity investors; and (C) the Company's Private Placement Memorandum for a $2.5 million Equity Investment dated April 21, 1995.

               (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

               (vi) Executive has obtained advice form persons other than the Investors and their counsel regarding the tax effects of the transaction contemplated hereby.

          (e) Executive acknowledges and agrees that neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries.

          (f) The Company and Executive acknowledge and agree that this Agreement has been executed and delivered, and the Executive Stock has been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Executive.

          (g) The Company acknowledges that Executive is given certain contractual preemptive rights, together with the Investors, in the Purchase Agreement (paragraph 3J) with respect to future issuances of equity securities of the Company notwithstanding the fact that Executive is not a named party thereto.

          (h) Executive represents and warrants to the Company and the Investors that he has not entered and will not during the term of this Agreement enter into any agreement with any of the other Executives with respect to the voting of his or their shares or the sharing of the economic benefits thereof.

          2.   Vesting of Executive Stock.
               --------------------------

          (a) (i) Except as otherwise provided in paragraph 2(b) below, the Executive Stock which is Class A Common shall become vested in accordance with the following schedule, if as of each such date Executive is employed by the Company or any of its Subsidiaries:

                                                      Cumulative
                                             Percentage of Class A Executive
          Date                                         Stock Vested
        -------                              --------------------------------
        the date hereof                                  75.0%
        June 30, 1998                                    87.5%
        June 30, 1999                                   100.0%

          (ii) Except as otherwise provided in paragraph 2(b) below, the Executive Stock which is Class B Common (the "Performance Vesting Shares") shall become vested if:

          (A) The Executive is employed by the Company and any of its Subsidiaries on June 30, 2005 and there has been no Sale of the Company (as defined herein); or

          (B) (1) on or before December 31, 1999, a Trigger Event, as defined below, has occurred, (2) Executive is employed by the Company or any of its Subsidiaries on the date of closing of such Trigger Event and (3):

          (I) as to one-third of the Performance Vesting Shares (the "2.5% Shares")the Total Company Value shall equal or exceed $50,000,000 and

          (II) as to the remaining Performance Vesting Shars (the "5% Shares") to the extent that the Total Company Value exceeds $50,000,000, the number of 5% Shares which shall vest is equal to the product of (I) the quotient determined ny dividing the amount that the Total Company Value exceeds $50,000,000 by $20,000,000 and (II) the maximum of 5% Shares.

               For example, if the Total Company Value at the time of the Trigger Event is $58,000,000 and the maximum number of 5% Shares is 3,333 (assuming, for purposes of this example only, a maximum of 5,000 Performance Vesting Shares) then the number of 5% Shares which shall become vested is 1333 (8,000,000 divided by 20,000,000 x 3,333 = 1333).

 The determination of the Total Company Value, shall be made upon occurrence of and as of the date of closing of either of the following "Trigger Events":

          (A) the Company has closed an underwritten initial public offering ("IPO") of Common Stock registered under the 1933 Act in which the net proceeds to the Company is at least $20,000,000, provided however, that prior to or as a result of the IPO all outstanding shares of the Company's Series A Preferred Stock (the "Preferred Stock") are redeemed by the Company, or;

          (B)  a "Sale of the Company" as defined herein

          (b) Upon the occurrence of a Sale of the Company, a Qualified Public Offering or the death or permanent disability of Executive, all shares of Executive Stock which are Class A Common which have not yet become vested shall become vested at the time of such event. For purposes of this paragraph 2(b), the determination of permanent disability shall be made in good faith by the Company's board of directors (the "Board"). Shares of Executive Stock which have become vested are referred to herein as "Vested Shares", and all other shares of Executive Stock are referred to herein as "Unvested Shares."

          (c) The Company shall upon the written request of a holder of Executive Stock which is Class B Common Stock issue and exchange therefor shares of Class A Common on a share-for-share basis at any time on or after a Sale of the Company or a Qualified Public Offering.

          3.   Repurchase Option.
               -----------------

          (a) In the event (i) Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination"), the Executive Stock (whether held by Executive or one or more of Executive's transferees) or (ii) there is a Sale of the Company after December 31, 1999, the Unvested Shares of the Performance Vesting Shares (whether held by Executive or one or more of Executive's transferees) shall be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option"); provided that the Repurchase Option shall not apply to the shares which vest on the date hereof unless Executive voluntarily terminated such employment prior to the second anniversary of the date hereof (in which event the Repurchase Option will apply to such shares).

          (b) The purchase price for each Unvested Share shall be Executive's Original Cost for such share (with shares having the lowest cost subject to repurchase prior to shares with a higher cost), and the purchase price for each Vested Share shall be the Fair Market Value for such share.

          (c) The Board may elect to purchase all or any portion of the Unvested Shares and the Vested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock within 30 days after the Termination. The Repurchase Notice shall set forth the number of Unvested Shares and Vested Shares to be acquired from each holder of Executive Stock, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. If the number of shares of Executive Stock then held by Executive is less than the total number of shares of Executive Stock the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Executive Stock under this Agreement, pro rata according to the number of shares of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice.

          (d) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investors and the other Executives who are then employed by the Company or one of its Subsidiaries (the "Continuing Executives") shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company shall give written notice (the "Option Notice") to the Investors and the Continuing Executives setting forth the number of Available Shares and the purchase price for the Available Shares. The Investors and the Continuing Executives may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. If the Investors and the Continuing Executives elect to purchase an aggregate number of shares greater than the number of Available Shares, the Available Shares shall be allocated among the Investors and the Continuing Executives based upon the number of shares of Common Stock owned by each Investor and the Continuing Executive on a fully-diluted basis (provided, however, that no Class B Common which is not yet vested under the Executive Stock Agreements will be counted for this purpose). As soon as practicable, and in any event within ten days after the expira-tion of the 15-day period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investors and the Continuing Executives (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holders(s) of Executive Stock, the Company shall also deliver written notice to each Investor and Continuing Executive setting forth the number of shares such Person is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of shares to be repurchased by the Investors and the Continuing Executives shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice.

          (e) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 30 days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investors and Continuing Executives shall pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of, a check or wire transfer of funds. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under the Executive Note issued to the Company hereunder and any other bona fide debts owed by Executive to the Company. The Sellers of Executive Stock hereunder shall be deemed to make customary representations and warranties to the purchasers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances). The purchasers may require written confirmation of such representations and require all sellers' signatures be guaranteed by a national bank or reputable securities broker.

          (f) The right of the Company and the Investors and the Continuing Executives to repurchase Vested Shares pursuant to this paragraph 3 shall terminate upon the first to occur of the Sale of the Company or a Qualified Public Offering.

          (g) If Executive's employment by the Company and its Subsidiaries, if any, is terminated by the Company other than for Cause, the Company shall pay Executive as severance an amount equal to his cash base salary compensation (i.e., excluding any bonuses) during the preceding 12 months in equal monthly installments on the first business day of each of the next 12 months.

          4.   RESTRICTIONS ON TRANSFER.
               ------------------------

          (a)  RETENTION OF EXECUTIVE STOCK. Until the expiration of 54 months
               -----------------------------
after the date of this Agreement, Executive shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any shares of Executive Stock, except for Exempt Transfers (as defined in paragraph 4(b) below) and sales to the public pursuant to Rule 144 promulgated under the 1933 Act or any similar rule then in force.

          (b)  TRANSFER OF EXECUTIVE STOCK. Executive shall not sell, transfer,
               ---------------------------
assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involun-tarily or by operation of law) any interest in any shares of Executive Stock (a "Transfer"), except pursuant to (i) the provisions of paragraph 3 hereof, a Sale of the Company or a Public Sale ("Exempt Transfers") or (ii) the provisions of this paragraph 4; provided that in no event shall any Transfer of Executive Stock pursuant to this paragraph 4 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. Prior to making any Transfer other than an Exempt Transfer, Executive shall deliver written notice (the "Sale Notice") to the Company and the Investors. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer. Executive shall not consummate any Transfer until 30 days after the sale Notice has been given to the Company and to the Investors, unless the parties to the Transfer have been finally determined pursuant to this paragraph 4 prior to the expiration of such 30-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date".)

               (c)  First Refusal Rights.  The Company may elect to purchase all
                    --------------------
(but not less than all) of the shares of Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Executive and the Investors within 10 days after the Sale Notice has been delivered to the Company. If the Company has not elected to purchase all of the Executive Stock to be transferred, the Investors may elect to purchase all (but not less than all) of the Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering written notice of such election to Executive within 10 days after the Sale Notice has been given to the Investors. If more than one Investor elects to purchase the Executive Stock, the shares of Executive Stock to be sold shall be allocated among the Investors pro rata according to the number of shares of Common Stock owned by each Investor on a fully-diluted basis. If neither the Company nor the Investors elect to purchase all of the shares of Executive Stock specified in the Sale Notice, Executive may transfer the shares of Executive Stock specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any shares of Executive Stock not transferred within such 60-day period shall be subject to the provisions of this paragraph 4(c) upon subsequent transfer. If the Company or any of the Investors have elected to purchase shares of Executive Stock hereunder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to Executive, but in any event within 15 days after the expiration of the Election Period. The Company may pay the purchase price for such shares by offsetting amounts outstanding under the Executive Note issued to the Company hereunder and any other bona fide debts owed by Executive to the Company.

               (d)  Certain Permitted Transfers. The restrictions contained in
                    ---------------------------
this paragraph 4 shall not apply with respect to transfers of shares of Executive Stock (i) pursuant to applicable laws of descent and distribution or
(ii) among Executive's family group; provided that such restrictions shall continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock shall have agreed in writing to be bound by the provisions of this Agreement. Executive's "family group" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants.

          (e)  Pledges.  Notwithstanding the provisions of this paragraph 4.
               -------
Executive may pledge any shares of Executive Stock to the Company to secure payment of the Executive Note.

          (f)  Termination of Restrictions.  The restrictions on the transfer of
               ---------------------------
shares of Executive Stock set forth in this paragraph 4 shall continue with respect to each share of Executive Stock following any Transfer thereof (other than a Public Sale); provided that in any event such restrictions shall terminate on the first to occur of a Sale of the Company or a Qualified Public Offering.

          5.   Additional Restrictions on Transfer.
               -----------------------------------

          (a) The certificates representing the Executive Stock shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 30, 1995, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE STOCK AGREEMENT BETWEEN THE COMPANY AND DENNIS L. DEVEREUX DATED AS OF JUNE 30, 1995, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act applicable state securities laws is required in connection with such transfer.

          (c) Each holder of Executive Stock agrees not to effect any public sale or distribution of any Executive Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

          6.   Sale of the Company.
               -------------------

          (a) If the Board and the holders of a majority of the Company's Preferred Stock and Common Stock approve a Sale of the Company (the "Approved Sale"), the holders of Executive Stock shall consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, the holders of Executive Stock shall agree to sell their shares of Executive Stock and surrender their stock options on the terms and conditions approved by the Board and the holders of a majority of the Company's Preferred Stock and Common Stock. The holders of Executive Stock shall take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company.

          (b) The obligations of the holders of Executive Stock with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the holders of Common Stock shall receive the same form and amount of consideration per share of Common Stock, or if any holders of Common Stock are given an option as to the form and amount of consideration to be received, all holders shall be given the same option; and (ii) all holders of then currently exercisable rights to acquire shares of Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by the holders of Common Stock in connection with the Approved Sale less the exercise price per share of Common Stock of such rights to acquire Common Stock by (2) the number of shares of Common Stock represented by such rights.

          (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Executive Stock shall at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Executive Stock appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any holder of Executive Stock declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

          (d) Executive and the other holders of Executive Stock (if any) shall bear their pro-rata share (based upon the number of all shares sold by each seller including the Investors and each other Executive) of the costs of any sale of Executive Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by Executive and the other holders of Executive Stock on their own behalf shall not be considered costs of the transaction hereunder.

          (e) The provisions of this paragraph 6 shall terminate upon the completion of a Qualified Public Offering.

          7.   Voting Agreement and Tag-Along.
               --------------------------------

          (a) So long as the Investors hold any shares of Common Stock, each Investor and Executive shall vote all of their shares of Common Stock (and, in the event such holder is entitled to vote any of the Company's other securities for the election of directors, such holder shall vote all such securities) and take all other reasonably necessary actions in such holder's capacity as a stockholder of the Company, and the Company shall take all necessary or desirable actions as are requested by the Investors and Executive, in order to cause two of the executive officers of the Company (one of which should be the Company's Chief Executive Officer) representatives designated by Executives holding a majority of the Common Stock held by all Executives to be elected as members of the Board and to cause two representatives designated by Investors holding a majority of the Common Stock held by the Investors to be elected to the Board. The provisions of this paragraph 7 shall terminate upon the first to occur of a Qualified Public Offering and the tenth anniversary of this Agreement.

          (b) If either Investor desires to sell any of its Common Stock or if holders of Executive Stock, after complying with the other provisions of this Agreement, including paragraph 3, desire to sell any of their shares of Common Stock, the proposed seller shall give written notice thereof (a "Sale Notice") to the Company, the Investors and each holder of Common Stock issued under this Agreement and the other Executive Stock Agreements at least 10 days prior to the proposed sale and each such Person other than the seller may elect to participate in the sale by written notice to the Company and the seller given within 10 days after receipt of the Sale Notice. The electing Persons shall be entitled to sell in the contemplated sale, at the same price and on the same terms, a number of shares of the Company's Common Stock equal to the product of
(i) the quotient determined by dividing the percentage of the Company's Common Stock (on a fully-diluted basis) held by such electing Person, by the aggregate percentage of the Company's Common Stock (on a fully-diluted basis) owned by the Seller and all electing Persons and (ii) the number of shares of Common Stock to be sold in the contemplated sale.

     For example, if the Executive delivered a Sale Notice contemplated a sale of 100 shares of Common Stock, and if Executive was at such time the owner of 5% of the Company's Common Stock (on a fully-diluted basis) and if one Investor elected to participate and the Investor owned 20% of the Company's Common Stock (on a fully-diluted basis), Executive would be entitled to sell 20 shares (5% divided by 25% x 100 shares) and the Investor would be entitled to sell 80 shares (20% divided by 25% x 100 shares).

The provisions of this paragraph (b) shall terminate upon a Qualified Public Offering.

          8. Nondisclosure and Nonuse of Confidential Information.
             ----------------------------------------------------

          (a) Executive shall not disclose or use at any time, either during his employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Company. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

          (b) As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports,
(vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists,
(xii) copyrightable works, (xiii) all information comprising the Transferred Property, (xiv) all technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in the form generally available to the public prior to the date Executive purposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

          9.   Consulting and Noncompetition. Executive acknowledges and agrees
               -----------------------------
with the Company that Executive's services to the Company are unique in nature and that the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. Executive accordingly covenants and agrees with the Company that during the period commencing with the date of this Agreement and, as long as the Company compensates Executive as a consultant at an amount payable monthly equal to 10% of Executive's cash compensation in the 12 months preceding his termination of employment, thereafter until the third anniversary of the date of the termination of Executive's employment with the Company (the "Noncompetition Period"), Executive shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, participate in any business (including, without limitation, any division, group or franchise of a larger organization) which (i) engages or which proposes to engage in the acquisition, disposition, operation or management of allied health schools anywhere in the U.S. or (ii) which operates or plans to operate schools of any type in the same geographic areas as Company at the time of such termination. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any director or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise).

          10.  Nonsolicitation. During the Noncompetition Period, Executive
               ---------------
shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between such customer, supplier, licensee or business relation and the Company (including, without limitation, making any negative statements or communications concerning the Company).

          11.  Definitions.
               -----------

          "Cause" means (i) the commission of a felony or a crime involving
           -----
moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive.

          "Executive Stock" shall continue to be Executive Stock in the hands of
           ---------------
any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock shall succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock shall also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization. Notwithstanding the foregoing, all Unvested Shares shall remain Executive Stock after any Transfer thereof.

          "Fair Market Value" of each share of Executive Stock means the average
           -----------------
of the closing prices of the sales of the Company's Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the Nasdaq National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq National Market or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board or, if the Executive disagrees with such value, the fair market value determined by an independent appraiser mutually acceptable to the Board and Executive (in each case without taking into account the effect of any contemporaneous repurchase of Unvested Shares under paragraph 3 hereof): provided that if such appraised value is higher than that established by the Board the purchasers of the shares involved shall not be required to consummate the related purchase.

          "Independent Third Party" means any person who, immediately prior to
           -----------------------
the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's Common Stock.

          "Investors" means Primus Capital Partners III Limited Partnership and
           ---------
BOCPII, Limited Liability Company, successor by merger to Bank One Capital Partners II, Limited Partnership.

          "1933 Act" means the Securities Act of 1933, as amended from time to
           --------
time.

          "Original Cost" of each share of Common Stock purchased hereunder
           -------------
shall be equal to $10.00 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

          "Qualified Public Offering" means the sale by the Company, in an
           -------------------------
underwritten public offering registered under the 1933 Act, of shares of the Company's Common Stock having an aggregate offering value of at least $10 million and where the per share price to the public multiplied by the number of shares of Common Stock issued under the Purchase Agreement and this and the other Executive Stock Agreements (adjusted for stock splits and other recapitalizations) is at least $30,000,000.

          "Permitted Transferee" means any holder of Executive Stock who
           --------------------
acquired such stock pursuant to a transfer permitted by paragraph 4(d).

          "Public Sale" means any sale pursuant to a registered public offering
           -----------
under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

          "Sale of the Company" means the sale of the Company to an Independent
           -------------------
Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Subsidiary" means any corporation of which the Company owns
           ----------
securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

          "Total Company Value" means the product of (i) as to an IPO, the price
           -------------------
per share to the public in such IPO, and as to a Sale of the Company, the price per share received by holders of common stock and (ii) 134,408.60 (adjusted for any stock splits, stock dividends, combinations of shares or the like after the date hereof).

          12.  Notices. Any notice provided for in this Agreement must be in
               -------
writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

          To the Company:

          1932 East Deere Avenue, Suite 210
          Santa Ana, CA 92705
          Attention: President


          With copies to:

          David A. Krinsky, Esq.
          O'Melveney & Myers
          610 Newport Center Drive, Suite 1700
          Newport Beach, CA 92660-6429


          To Executive:

          Dennis L. Devereux
          24795 San Pedro Avenue
          Laguna Hills, CA 92653

          To the Investors: As specified in the Purchase Agreement


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     13.  General Provisions.
          ------------------

          (a)  Transfers in Violation of Agreement. Any Transfer or attempted
               -----------------------------------
Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.


          (b)  Severability. Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceble provision had never been contained herein.

          (c)  Complete Agreement. This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d)  Counterparts. This Agreement may be executed in separate
               ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e)   Successors and Assigns. Except as otherwise provided herein,
                ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

          (f)  Choice of Law. The corporate law of the State of Delaware shall
               -------------
govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of California.

          (g)  Remedies. Each of the parties to this Agreement (including the
               --------
Investors) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h)  Amendment and Waiver. The provisions of this Agreement may be
               --------------------
amended and waived only with the prior written consent of the Company. Executive and Investors owning a majority of the Common Stock on a fully-diluted basis held by all Investors.

          (i)  Third-Party Beneficiaries. Certain provisions of this Agreement
               -------------------------
are entered into for the benefit of and shall be enforceable by the Investors and other Executives as provided herein.

          (j)  Business Days. If any time period for giving notice or taking
               -------------
action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          14.  Initial Public Offering. In the event that the Board and the
               -----------------------
holders of a majority of the shares of Common Stock (voting as a single class) then outstanding approve an initial public offering of Common Stock (a "Public Offering") pursuant to an effective registration statement under the Securities Act, Executive shall take all reasonably necessary or desirable actions in connection with the consummation of the Public Offering as requested by the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                                  CORINTHIAN SCHOOLS, INC.


                                                  By /s/ Frank McCord
                                                    ----------------------------

                                                  Its  VP & CFO

                                                  /s/ Dennis L. Devereux
                                                  ------------------------------
                                                       DENNIS L. DEVEREUX


                                                  /s/ Frank McCord
                                                  ------------------------------
                                                       Witness

Agreed and Accepted:

PRIMUS CAPITAL FUND III
 LIMITED PARTNERSHIP

By: Primus Venture Partners, Inc.

By /s/ Loyal W. Wilson
  ----------------------------------

Its   President
   ---------------------------------


BOCPII, LIMITED LIABILITY COMPANY

By /s/ Earle J. Bensing
  ----------------------------------

Its   Authorized Signer
   ---------------------------------